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                              EMPLOYMENT AGREEMENT

AGREEMENT made as of October 8, 1996, by and between ECHOCATH, INC., a New Jersey corporation, having its principal place of business at 4326 U.S. Route 1, Monmouth Junction, New Jersey 08852 ("Employer") and DAVID VILKOMERSON, Ph.D., an individual residing at 2 Carter Brook Lane, R.D. 4, Princeton, NJ 08540 ("Employee").

                               W-I-T-N-E-S-S-E-T-H

WHEREAS, Employer currently employs Employee and desires to continue the employment relationship, and Employee desires to accept such employment, all in accordance with the terms and conditions set forth herein,

NOW THEREFORE, it is agreed as follows:

        1. EMPLOYMENT. Commencing on the date hereof, Employer shall employ employee, and Employee shall serve as an employee of Employer in such capacity, upon the terms and conditions set forth herein.

        2. SCOPE OF EMPLOYMENT. During the term of this Agreement, Employee shall devote his entire business time, attention and energy to the business, and to seeking improvement in the profitability of Employer. He shall serve as Senior Executive Vice President and Chief Technical Officer of Employer and shall perform such services as typically are provided by a senior officer and chief technical officer of a corporation and such other services consistent herewith as shall be assigned to him from time to time by the Co-Chairmen of the Board and the Board of Directors of Employer. During the term of this Agreement, Employee shall not engage in any other business activity which, in the reasonable judgment of the Employer's Board of Directors, conflicts with the duties of Employment hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that it is understood that this Section 2 shall not preclude Employee from making passive investments in other companies.

        3.     TERM.

               3.1 This Agreement shall commence on the date hereof and continue for a term of three (3) years thereafter and terminating on November 1, 1999, unless terminated earlier as provided below in this Article 3. Employer shall give Employee notice at least one year prior to the expiration date of its intent not to extend this Agreement.

               3.2 Notwithstanding the term of employment provided for above, this Agreement shall immediately terminate upon Employee's death or Disability. For purposes of this Agreement, "Disability" shall have the same meaning as the term "Disability" is defined in Employer's disability insurance policy then in effect. Notwithstanding termination of this Agreement in the event of death, Employer shall pay to Employee's estate the salary described in Section 4 until the earlier of (i) three (3) months from the date of death, or (ii) the last day of the term of this Agreement.

               3.3 Notwithstanding the term of employment provided for above, Employer shall have the right to terminate Employee's employment for Cause, upon written notice to Employee. For purposes of this Agreement, "Cause" shall mean
(i) the indictment of Employee for a felony or the filing of an information or similar document for a misdemeanor which, in the reasonable judgment of Employer, is likely to have a material adverse effect on the business or reputation of Employer, (ii) Employee's material breach of this Agreement, (iii) Employee's willful misconduct which may reasonably be anticipated to have a material adverse effect on Employer's business, (iv) Employee's willful disregard of lawful and proper instructions of Employer's Board of Directors, but refusal to relocate more than 20 miles from the Princeton, New Jersey area shall not be considered a refusal to follow such instruction, (v) Employee's lack of effort in performing the services required by this Agreement. Termination for cause shall not be effective unless Employee shall have given notice and a 15 day period to cure the breach.

               3.4 Notwithstanding the term of employment provided for above, Employer shall have the right to terminate Employee's employment without Cause, in the sole judgment of Employer, upon written notice to Employee. Termination without cause shall be subject to the severance payment defined below.

               3.5 Employee shall have the right to terminate this Agreement for Good Reason (as defined below), upon written notice to Employer. For purposes of this Agreement, "Good Reason" shall mean (i) Employer's material breach of this Agreement, provided that Employee first provides Employer with written notice of such conduct and Employer fails to make substantial efforts to correct such conduct within fifteen (15) business days of its receipt of such notice.


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               3.6 In the event of Employee's termination pursuant to Section
3.2 or Section 3.3 hereof, Employer shall only be obligated to pay Employee any unpaid salary and benefits accrued to the date of termination, except as otherwise expressly provided in any of Employer's written benefit plans.

               3.7 In the event that Employee terminates this Agreement for Good Reason or Employer terminates this Agreement without Cause prior to the expiration of the term hereof, or upon expiration of the Agreement, the Employer shall, pay Employee a severance payment equal to one year's salary at the then current salary rate. Employer shall also provide a continuation of Employee's medical insurance coverage for one year following termination. Said coverage may be implemented by continuing Employee on Employer's insurance program, to the extent such act is permissible, or by paying Employee's COBRA payments. Additionally, all options and other benefits which were to have been granted or vested during the period shall continue during the one year period.

               3.8 The payments provided for in Sections 3.6 and 3.7, respectively, above shall be Employee's sole and exclusive relief and shall be in lieu of any other termination benefits or payments of any kind whatsoever which are hereby expressly waived, for or in connection with such termination. Appropriate and required withholding for Social Security, federal and state income taxes (or comparable withholdings which may be applicable for employees outside the United States), together with any other deductions authorized by Employee or required by law or court order, shall be made and will reduce the gross amount to be paid under this Agreement.

        4. SALARY. In consideration for Employee's services hereunder, during the first year of this Agreement, Employer shall pay Employee a salary at a rate of $130,000 per year. In year two, the salary shall be at the rate of $135,200 and in year three at $140,600.

        5.     FRINGE BENEFITS.

               (a) Employee shall be entitled to four (4) weeks of paid vacation each year, to be taken at such times as are mutually convenient to Employee and Employer.

               (b) Employee shall receive from Employer such other benefits as shall be comparable to benefits generally made available from time to time to other employees of Employer.

               (c) Employer shall be entitled to participate in a yearly bonus program, as determined annually by the Board of Directors. The plan for the current year and guidelines for future years is attached as Schedule A.

               (d) Stock  Options.  Shall be awarded  per the terms of  Schedule
               B. In the event of a Change in Control, as defined below, all of the options awarded to Employee shall vest and become immediately exercisable.

               "Change in Control" shall mean the approval by the shareholders of Employer of (i) any consolidation or merger of Employer in which holders of stock in Employer immediately before the consolidation or merger will not own 50% or more of the voting shares of the surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Employer.

        6. BUSINESS EXPENSES. Employer will reimburse Employee, in accordance with any Employer-established policies or guidelines, for all reasonable business expenses actually incurred by Employee in promoting the business of Employer, upon presentation by Employee, from time to time, of an itemized account of such expenses.

        7.     TRADE SECRETS AND COVENANT AGAINST COMPETITION.

               7.1 The trade secrets of Employer are hereby defined as including
(i) the processes utilized and to be utilized in Employer's business; and (ii) the methods and results of Employer's research; and (iii) any other confidential information or data relating to the business of Employer which is not publicly known. Employee further agrees to protect the trade secrets and confidential information of third parties disclosed to Employer. Trade secrets do not include processes, methods, results and information known to Employee prior to this employment by Employer.

               7.2 Employee agrees that he will not, either during his employment or after cessation of such employment, impart or disclose any of the trade secrets to any person, firm or corporation other than Employer, or



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use any of such trade secrets, directly or indirectly, for his own benefit or for the benefit of any person, firm or corporation other than Employer.

               7.3 In addition to the foregoing agreements relating to Employer's trade secrets, during the term of this Agreement (including any renewals thereof) and during the term of the "Post-Employment Period" (as defined below), Employee will not, without Employer's prior written consent, solicit the employees of Employer or Employer's affiliates for the purpose of hiring or retaining any such employees. For purposes of this Agreement, the term "Post-Employment Period" shall mean the period commencing on the date that this Agreement is terminated for any reason and ending either (x) one year from the date of termination of this Agreement or (y) if this Agreement is terminated by the Employee for Good Reason or by the Employer without Cause, one year from the severance payment paid by Employer to Employee pursuant to Section 3.7 above.

               7.4 Employee agrees that all memoranda, lab books, notes, records, charts, formulae, specifications, lists and other documents made, compiled, received, held or used by Employee while employed by Employer, concerning any phase of Employer's business or its trade secrets, shall be Employer's property and shall be delivered by Employee to Employer upon termination of Employee's employment or at any earlier time on the request of Employer.

               7.5 Any invention or improvement made or conceived by Employee during the term of Employee's employment by Employer (whether during or after working hours) relating to the business of Employer, shall be promptly disclosed in writing by Employee to Employer and shall be the sole property of Employer. Upon Employer's request (whenever made), Employee shall execute and assign to Employer all related applications for letters patent to the United States and such foreign countries as Employer may designate and shall execute and deliver to Employer such other instruments as Employer deems necessary for it to obtain such letters patent and all rights therein. For each such invention Employer shall pay Employee $100 upon the assignment of the application for a United States patent or other first patent application thereon (all assignments of amended applications and all applications for other countries to be made without further payment) and $100 upon the issuance of such United States patent. Any such invention or improvement made or disclosed by Employee to anyone within one year after the termination of Employee's employment shall be deemed to have been made or conceived during Employee's employment hereunder, provided that such invention or improvement relates to products which Employer is producing or developing on the date of termination of Employee's employment with Employer.

               7.6 Employee acknowledges that given his access to information regarding Employer, the provisions of this Section 7 are reasonable and necessary to protect Employer's business. Employee further acknowledges that he has carefully reviewed the provisions of this Section 7, he fully understands the economic consequences thereof, he has assessed the respective advantages and disadvantages to him of entering into this Agreement and he has concluded that in light of his education, skills, and abilities, the restrictions set forth in this Section 7 will not prevent him from of entering into this Agreement. Employee agrees that each of the provisions of this Section 7, including, without limitation, the period of time, geographical area and types and scope of the restrictions on Employee's activities specified herein, are intended to be and shall be divisible.

               7.7 Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the business of Employer in the event of a breach or threatened breach by Employee of the terms and provisions of this
Section 7 of this Agreement. Therefore, Employee agrees that Employer shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach. The parties agree that an injunction may be issued as interim relief by an arbitrator pursuant to the provisions of Section 8.8.

        8.     MISCELLANEOUS.

               8.1 ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the employment of Employee and supersedes all prior agreements or arrangements between the parties concerning Employee's employment by Employer and specifically supersedes and terminates any prior agreement concerning severance to be paid to the Employee in the event of a termination of his employment. This Agreement cannot be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               8.2 SEVERABILITY. If any provision of this Agreement is declared invalid by any legal tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.




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               8.3 CONSTRUCTION. The parties intend that this Agreement shall not be construed against the party that has drafted all or any portion of this Agreement.

               8.4 NOTICE. Any notice or other communication required or permitted under this Agreement shall be sufficient if in writing and delivered personally, sent by facsimile, or by certified, or express mail or overnight courier, and shall be deemed given when so delivered (except if mailed, then two days after mailing), to the parties as set forth below, unless changed in writing:

               (a)    to Employee at his residence address indicated above, or;

               (b) to the Employer (Attention: President) at its principal office, with a copy to each of its Co-Chairmen of the Board at their then current addresses.

               8.5 SUCCESSORS. The rights and obligations of Employee under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer, including any successors by merger or purchase or otherwise.

               8.6 GOVERNING LAW.This Agreement has been made in and shall be interpreted in accordance with and be governed by the laws of the State of New Jersey.

               8.7 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

               8.8 ARBITRATION. Any controversy, claim or dispute arising out of or relating to this Agreement or its construction and interpretation shall be settled by arbitration in New Jersey in accordance with the then-current rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. In addition, any controversy, claim or dispute concerning the scope of this arbitration clause or whether a particular dispute falls within this arbitration clause may also be settled by arbitration in accordance with the rules of the American Arbitration Association.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest/Witness:                                    ECHOCATH, INC.


-------------------------                         ----------------------------
Attest/Witness:

-------------------------                         ----------------------------
                                                  David Vilkomerson, Ph.D.




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                                   SCHEDULE A

                                      BONUS

               Employee shall be entitled to receive up to 25% of his salary as a bonus payment should he achieve pre-determined SOP's as agreed to between the Employee and the Board of Directors.

               Should actual results exceed the Plan, Employee shall be entitled to an additional bonus as determined by the Board of Directors.

               The following guidelines apply for the first year of the Agreement:*

                                                                  Weight
                                                                 ---------
                      1.     Financial Performance               40 - 60%

                             - meeting revenue targets
                             - reaching earnings forecast

                      2.     Development of Milestones.

                      3.     Growth in share volume.


*This form of Schedule A is merely an example. Following execution of this Agreement, Employee shall prepare and shall deliver to the Co-Chairman and CEO by no later than March 31, 1998 (and by no later than August 31st of each subsequent year in which this Agreement is in effect) a proposed SOP. The Board will then have sixty (60) days to either approve or disapprove such SOP. At the time of signing this Agreement, a bonus and stock option award for performance in fiscal 1997 (i.e. from January - August 31, 1997) will be awarded to account for the change in bonus-award basis from calendar year to fiscal year and the bonus awarded in November 1998 be based on the SOP agreed upon in February, 1998.



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                                   SCHEDULE B

                                  STOCK OPTIONS

                1. The Board of Directors has agreed to re-price all of Employee's current options (90,000 shares at $5.00 per share) at the fair market price as of April 29, 1997.

               2. Employee shall receive an award of options on 150,000 shares of Employer's common stock at the fair market value on the date of the meeting of the Compensation Committee April 7, 1997.

               3. Employee is eligible for stock options which may be awarded annually based on performance and subject to the recommendations of the Compensation Committee.

        Employer shall consult with any compensation professional retained by Employee in order to minimize, to the extent feasible, that tax impact of an option grant/exercise on Employee.

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